Exhibit 99.1

Teradyne Reports Increase in Fourth Quarter 2013 Orders; Expects Revenue Growth in First Quarter of 2014; Initiates Quarterly Cash Dividend

Q4’13 orders increased 7% from Q3’13

Q4’13 revenue of $285 million, down 34% from Q3’13 and up 15% from Q4’12

Q4’13 diluted non-GAAP net income of $0.07 per share, down from $0.46 per share in Q3’13 and no change from Q4’12; Q4’13 diluted GAAP net income of $0.09 per share

Q1’14 guidance: Revenue of $300 million to $330 million; Diluted non-GAAP net income of $0.02 to $0.09 per share; Diluted GAAP net loss of $(0.09) to $(0.03) per share

Quarterly cash dividend of $0.06 per share initiated

NORTH READING, Mass. – January 22, 2014 – Teradyne, Inc. (NYSE: TER) reported revenue of $285 million for the fourth quarter of 2013 of which $215 million was in Semiconductor Test, $44 million in System Test and $26 million in Wireless Test. On a non-GAAP basis, Teradyne’s net income in the fourth quarter was $13.2 million, or $0.07 per diluted share, which excluded acquired intangible asset amortization, pension actuarial gains, non-cash convertible debt interest and a gain from the sale of an equity investment and included income taxes on a cash basis. GAAP net income for the fourth quarter was $22.3 million or $0.09 per diluted share.

Bookings in the fourth quarter of 2013 were $290 million of which $225 million were in Semiconductor Test, $47 million in System Test and $18 million in Wireless Test.

For fiscal year 2013, revenue was $1.43 billion. Net income for the year was $215 million or $1.06 per diluted share on a non-GAAP basis. GAAP net income for the year was $165 million or $0.70 per diluted share. Bookings for the year were $1.43 billion.

“The fourth quarter capped a strong year of market share gains in both semiconductor and wireless test for Teradyne,” said CEO Mike Bradley. “While overall industry capital spending was at trough levels in the fourth quarter and was down for the full year, we delivered our 18th consecutive quarter of operating profits and exceeded our model profit rate for 2013 in total.”

“In line with seasonal trends, orders improved in the fourth quarter and we expect that order trend to accelerate in the first quarter as customers build capacity for new consumer devices in 2014,” said President Mark Jagiela. “Our 2013 market share gains have positioned us well for growth in 2014 and we’ve increased our first quarter production plans to reflect the improving demand environment.”

Guidance for the first quarter of 2014 is revenue of $300 million to $330 million, with diluted non-GAAP net income of $0.02 to $0.09 per share and diluted GAAP net loss of $(0.09) to $(0.03) per share. Non-GAAP guidance excludes acquired intangible asset amortization, non-cash convertible debt interest and CEO equity charge, and includes income taxes on a cash basis.

The Company additionally announced that its Board of Directors has approved the initiation of a quarterly cash dividend of $0.06 per share, with the initial quarterly dividend payable on June 2, 2014, to shareholders of record as of the close of business on May 9, 2014.

“Teradyne’s operating model provides the financial foundation to support both a dividend and our growth plans,” said Mr Jagiela.

Future dividend declarations, as well as record and payment dates, are subject to board approval.

As announced on November 13, 2013, Mark E. Jagiela will succeed Michael A. Bradley, who will retire as CEO, effective January 31, 2014. Mr. Jagiela will join the Board of Directors on the same date. Mr. Bradley will continue as a Director of the Company.

Webcast

A conference call to discuss the fourth quarter and fiscal year 2013 results, along with management’s business outlook, will follow at 10 a.m. ET, Thursday, January 23, 2014. The call will be broadcast simultaneously over the internet. Interested investors should access the webcast at www.teradyne.com and click on “Investors” at least five minutes before the call begins. Presentation materials will be available at www.teradyne.com at 10 a.m. ET.

A replay will be available approximately two hours after the completion of the call. The replay number in the U.S. & Canada is 855-859-2056. The replay number outside the U.S. & Canada is 404-537-3406. The pass code for both numbers is 27201432. A replay will also be available on the Teradyne website at www.teradyne.com. Click on “Investors” for a link to the replay. The replay will be available via phone and website through February 9, 2014.

Non-GAAP Results

In addition to disclosing results that are determined in accordance with GAAP, Teradyne also discloses non-GAAP results of operations that exclude certain income items and charges. These results are provided as a complement to results provided in accordance with GAAP. Non-GAAP income from operations and non-GAAP net income exclude acquired intangible asset amortization, non-cash convertible debt interest, fair value inventory step-up related to LitePoint, pension and post retirement actuarial gains and losses, restructuring and other, and a gain from the sale of an equity investment, and include income taxes on a cash basis. GAAP requires that these items be included in determining income from operations and net income. Non-GAAP income from operations, non-GAAP net income, non-GAAP income from operations and non-GAAP net income as a percentage of revenue, and non-GAAP net income per share are non-GAAP measures presented to provide meaningful supplemental information regarding Teradyne’s baseline performance before gains, losses or other charges that may not be indicative of Teradyne’s current core business or future outlook. These non-GAAP measures are used to make operational decisions, to determine employee compensation, to forecast future operational results, and for comparison with Teradyne’s business plan, historical operating results and the operating results of Teradyne’s competitors. Non-GAAP gross margin excludes charges related to the fair value inventory step-up recorded as part of acquisition purchase accounting and pension and post retirement actuarial gains and losses. GAAP requires that these items be included in determining gross margin. Non-GAAP gross margin dollar amount and percentage are non-GAAP measures that management believes provide useful supplemental information for management and the investor. Management uses non-GAAP gross margin as a performance measure for Teradyne’s current core business and future outlook and for comparison with Teradyne’s business plan, historical gross margin results and the gross margin results of Teradyne’s competitors. Non-GAAP diluted shares include the impact of Teradyne’s call option on its shares. Management believes each of these non-GAAP measures provides useful supplemental information for investors, allowing greater transparency to the information used by management in its operational decision making and in the review of Teradyne’s financial and operational performance, as well as facilitating meaningful comparisons of Teradyne’s results in the current period compared with those in prior and future periods. A reconciliation of each available GAAP to non-GAAP financial measure discussed in this press release is contained in the attached exhibits and on the Teradyne website at www.teradyne.com by clicking on “Investors” and then selecting the “GAAP to Non-GAAP Reconciliation” link. The non-GAAP financial measures discussed in this press release may not be comparable to similarly titled measures used by other companies. The presentation of non-GAAP measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP.

About Teradyne

Teradyne (NYSE:TER) is a leading supplier of Automatic Test Equipment used to test semiconductors, wireless products, data storage and complex electronic systems which serve consumer, communications, industrial and government customers. In 2013, Teradyne had sales of $1.4 billion and currently employs approximately 3,800 people worldwide. For more information, visit www.teradyne.com. Teradyne(R) is a registered trademark of Teradyne, Inc. in the U.S. and other countries.

Safe Harbor Statement

This release contains forward-looking statements regarding future business prospects, Teradyne’s results of operations, market conditions and the payment of a quarterly dividend. Such statements are based on the current assumptions and expectations of Teradyne’s management and are neither promises nor guarantees of future performance or future payment of dividends. You can identify these forward-looking statements based on the context of the statements and by the fact that they use words such as “will,” “anticipate,” “expect,” “project,” “intend,” “plan,” “believe,” “target” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. There can be no assurance that management’s estimates of Teradyne’s future results or other forward looking statements will be achieved or that dividends will be declared in the future. Important factors that could cause actual results or dividend payments to differ materially from those presently expected include: conditions affecting the markets in which Teradyne operates; decreased or delayed product demand; increased research and development spending; deterioration of Teradyne’s financial condition, the business judgment of the board of directors that a declaration of a dividend is not in the company’s best interests and other events, factors and risks disclosed in filings with the SEC, including, but not limited to, the “Risk Factors” section of Teradyne’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and Quarterly Report on Form 10-Q for the period ended September 29, 2013. The forward-looking statements provided by Teradyne in this press release represent management’s views as of the date of this release. Teradyne anticipates that subsequent events and developments may cause management’s views to change. However, while Teradyne may elect to update these forward-looking statements at some point in the future, Teradyne specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Teradyne’s views as of any date subsequent to the date of this release.

TERADYNE, INC. REPORT FOR FOURTH FISCAL QUARTER OF 2013

CONDENSED CONSOLIDATED OPERATING STATEMENTS

(In thousands, except per share amounts)

	Quarter Ended			Year Ended
	December 31, 2013	September 29, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Net revenues	$285,301	$433,376	$248,404	$1,427,933	$1,656,750
Cost of revenues (1) (2)	125,444	179,082	122,999	619,132	770,713

Gross profit	159,857	254,294	125,405	808,801	886,037

Operating expenses:
Engineering and development (1)	64,613	68,918	62,807	264,055	255,866
Selling and administrative (1)	69,523	72,917	69,289	279,560	277,016
Acquired intangible asset amortization	18,284	18,064	18,221	72,447	73,508
Restructuring and other (3)	600	889	(317)	2,080	(7,721)

Operating expenses	153,020	160,788	150,000	618,142	598,669

Income (loss) from operations	6,837	93,506	(24,595)	190,659	287,368

Interest and other (4)	28,602	(5,954)	(5,690)	11,263	(21,392)

Income (loss) before income taxes	35,439	87,552	(30,285)	201,922	265,976
Income tax provision (benefit)	13,096	18,093	(13,742)	36,975	48,927

Net income (loss)	$22,343	$69,459	$(16,543)	$164,947	$217,049

Net income (loss) per common share:
Basic	$0.12	$0.36	$(0.09)	$0.86	$1.16

Diluted	$0.09	$0.29	$(0.09)	$0.70	$0.94

Weighted average common shares - basic	191,525	191,307	187,737	190,772	186,878

Weighted average common shares - diluted (5)	236,903	235,828	187,737	235,599	230,246

Net orders	$289,653	$270,595	$272,620	$1,434,145	$1,553,199

(1)	In the first quarter of 2012, we changed our accounting method from delayed recognition of actuarial gains and losses for our defined benefit pension plans and other post retirement benefit plans to immediate recognition. We elected to immediately recognize net actuarial gains and losses and the change in the fair value of plan assets in our operating results in the year in which they occur. Below are the pension (gains) and losses included in our operating results:

	Quarter Ended			Year Ended
	December 31, 2013	September 29, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Cost of revenues	$(2,742)	$—	$7,802	$(3,077)	$9,029
Engineering and development	(3,782)	—	5,064	(4,441)	7,463
Selling and administrative	(2,540)	—	5,463	(2,905)	6,828

	$(9,064)	$—	$18,329	$(10,423)	$23,320

(2)	Cost of revenues includes:

	Quarter Ended			Year Ended
	December 31, 2013	September 29, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Provision for excess and obsolete inventory	$6,976	$3,841	$10,441	$16,592	$26,849
Sale of previously written down inventory	(861)	(4,093)	(1,101)	(9,795)	(4,271)
Inventory step-up	—	—	—	—	6,089

	$6,115	$(252)	$9,340	$6,797	$28,667

(3)	Restructuring and other consists of:

	Quarter Ended			Year Ended
	December 31, 2013	September 29, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Employee severance	$600	$1,337	$71	$2,528	$1,040
Facility related	—	(448)	—	(448)	—
Contingent consideration fair value adjustment	—	—	(388)	—	(8,761)

	$600	$889	$(317)	$2,080	$(7,721)

(4)	Interest and other includes:

	Quarter Ended			Year Ended
	December 31, 2013	September 29, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Gain from the sale of an equity investment	$(34,212)	$—	$—	$(34,212)	$—
Non-cash convertible debt interest expense	4,158	4,018	3,628	15,814	13,798

(5)	Under GAAP, when calculating diluted earnings per share, convertible debt must be assumed to have converted if the effect on EPS would be dilutive. Diluted shares assume the conversion of the convertible debt as the effect would be dilutive. Accordingly, for the quarters ended December 31, 2013 and September 29, 2013, and for the years ended December 31, 2013 and December 31, 2012, 23.5 million, 23.3 million, 23.3 million and 22.4 million shares, respectively, have been included in diluted shares.

CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	December 31, 2013	December 31, 2012
Assets
Cash and cash equivalents	$341,638	$338,920
Marketable securities	586,882	431,516
Accounts receivable	157,642	153,423
Inventories	137,939	139,410
Deferred tax assets	54,667	77,305
Prepayments	136,374	90,931
Other current assets	7,324	4,556

Total current assets	1,422,466	1,236,061

Net property, plant and equipment	275,236	265,782
Marketable securities	271,078	235,872
Deferred tax assets	96,684	5,372
Other assets	14,590	14,837
Retirement plans assets	9,342	3,282
Intangible assets	252,291	318,867
Goodwill	361,792	349,272

Total assets	$2,703,479	$2,429,345

Liabilities
Accounts payable	$62,874	$58,324
Accrued employees’ compensation and withholdings	95,619	86,264
Deferred revenue and customer advances	55,404	81,357
Other accrued liabilities	63,713	57,249
Accrued income taxes	11,333	12,306
Current debt	186,663	2,328

Total current liabilities	475,606	297,828

Long-term deferred revenue and customer advances	13,306	16,227
Retirement plans liabilities	91,517	94,373
Deferred tax liabilities	115,133	50,201
Long-term other accrued liabilities	22,823	21,302
Long-term debt	—	171,059

Total liabilities	718,385	650,990

Shareholders’ equity	1,985,094	1,778,355

Total liabilities and shareholders’ equity	$2,703,479	$2,429,345

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Quarter Ended		Year Ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Cash flows from operating activities:
Net income (loss)	$22,343	$(16,543)	$164,947	$217,049
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	15,444	15,237	57,317	55,049
Amortization	23,875	23,099	93,370	90,465
Stock-based compensation	9,388	9,286	36,615	39,920
Provision for excess and obsolete inventory	6,976	10,441	16,592	26,849
Deferred taxes	15,555	(1,520)	(3,656)	5,556
Gain from the sale of an equity investment	(34,212)	—	(34,212)	—
Inventory step-up	—	—	—	6,089
Contingent consideration adjustment	—	(388)	—	(8,761)
Tax benefit related to stock options and restricted stock units	(1,789)	(758)	(2,596)	(8,358)
Retirement plans actuarial (gains) losses	(9,064)	18,329	(10,423)	23,320
Other	(1,321)	109	(164)	(2,250)

Changes in operating assets and liabilities, net of business acquired:
Accounts receivable	52,307	52,041	(3,656)	(24,093)
Inventories	(13,024)	(7,418)	21,170	17,652
Prepayments and other assets	(23,279)	(8,154)	(49,572)	(2,995)
Accounts payable and accrued expenses	13,681	(15,210)	14,177	(32,810)
Deferred revenue and customer advances	(19,115)	(3,976)	(28,877)	(14,627)
Retirement plans contributions	(1,971)	(1,099)	(5,540)	(4,778)
Accrued income taxes	(12,127)	(30,509)	1,623	19,804

Net cash provided by operating activities	43,667	42,967	267,115	403,081

Cash flows from investing activities:
Purchases of property, plant and equipment	(23,646)	(27,948)	(106,571)	(119,080)
Purchases of marketable securities	(511,433)	(238,072)	(1,168,621)	(748,229)
Acquisition of a business net of cash acquired	(14,999)	—	(14,999)	—
Proceeds from maturities of marketable securities	114,598	68,663	516,499	225,085
Proceeds from sales of marketable securities	125,523	24,034	458,120	38,284
Proceeds from the sale of an equity investment	34,212	—	34,212	—
(Purchases of) proceeds from life insurance	(288)	(668)	(307)	1,451

Net cash used for investing activities	(276,033)	(173,991)	(281,667)	(602,489)

Cash flows from financing activities:
Issuance of common stock under stock option and stock purchase plans	818	518	17,596	18,477
Tax benefit related to stock options and restricted stock units	1,789	758	2,596	8,358
Payments of long-term debt	(1,471)	(1,287)	(2,534)	(2,533)
Payments of contingent consideration	—	(15,737)	(388)	(59,710)

Net cash provided by (used for) financing activities	1,136	(15,748)	17,270	(35,408)

(Decrease) Increase in cash and cash equivalents	(231,230)	(146,772)	2,718	(234,816)
Cash and cash equivalents at beginning of period	572,868	485,692	338,920	573,736

Cash and cash equivalents at end of period	$341,638	$338,920	$341,638	$338,920

GAAP to Non-GAAP Earnings Reconciliation

(In millions, except per share amounts)

	Quarter Ended

	December 31, 2013	% of Net Revenues			September 29, 2013	% of Net Revenues			December 31, 2012	% of Net Revenues
Net revenues	$285.3				$433.4				$248.4

Gross profit—GAAP	$159.9	56.0%			$254.3	58.7%			$125.4	50.5%
Pension mark-to-market adjustments (1)	(2.7)	-0.9%			—	—			7.8	3.1%

Gross profit—non-GAAP	$157.2	55.1%			$254.3	58.7%			$133.2	53.6%

Income (loss) from operations - GAAP	$6.8	2.4%			$93.5	21.6%			$(24.6)	-9.9%
Acquired intangible asset amortization	18.3	6.4%			18.1	4.2%			18.2	7.3%
Restructuring and other (2)	0.6	0.2%			0.9	0.2%			(0.3)	-0.1%
Pension mark-to-market adjustments (1)	(9.1)	-3.2%			—	—			18.3	7.4%

Income from operations - non-GAAP	$16.6	5.8%			$112.5	26.0%			$11.6	4.7%

			Net Income per Common Share				Net Income per Common Share				Net Income per Common Share
	December 31, 2013	% of Net Revenues	Basic	Diluted	September 29, 2013	% of Net Revenues	Basic	Diluted	December 31, 2012	% of Net Revenues	Basic	Diluted
Net income (loss) —GAAP	$22.3	7.8%	$0.12	$0.09	$69.5	16.0%	$0.36	$0.29	$(16.5)	-6.6%	$(0.09)	$(0.09)
Acquired intangible asset amortization	18.3	6.4%	0.10	0.08	18.1	4.2%	0.09	0.08	18.2	7.3%	0.10	0.10
Income tax adjustment (3)	11.1	3.9%	0.06	0.05	2.5	0.6%	0.01	0.01	(10.7)	-4.3%	(0.06)	(0.06)
Interest and other (4)	(30.0)	-10.5%	(0.16)	(0.13)	4.0	0.9%	0.02	0.02	3.6	1.4%	0.02	0.02
Restructuring and other (2)	0.6	0.2%	0.00	0.00	0.9	0.2%	0.00	0.00	(0.3)	-0.1%	(0.00)	(0.00)
Pension mark-to-market adjustments (1)	(9.1)	-3.2%	(0.05)	(0.04)	—	—	—	—	18.3	7.4%	0.10	0.10
Convertible share adjustment (5)	—	—	—	0.02	—	—	—	0.06	—	—	—	—

Net income—non-GAAP	$13.2	4.6%	$0.07	$0.07	$95.0	21.9%	$0.50	$0.46	$12.6	5.1%	$0.07	$0.07

GAAP and non-GAAP weighted average common shares—basic	191.5				191.3				187.7
GAAP weighted average common shares—diluted	236.9				235.8				187.7
Include GAAP dilutive shares	—				—				3.7
Exclude dilutive shares from convertible note	(42.4)				(23.3)				—

Non-GAAP weighted average common shares—diluted (5)	194.5				212.5				191.4

(1) Actuarial (gains) losses recognized under GAAP in accordance with the Company’s mark-to-market pension accounting.
(2) Restructuring and other consists of:

	Quarter Ended
	December 31, 2013				September 29, 2013				December 31, 2012
Employee severance	$0.6				$1.3				$0.1
Contingent consideration fair value adjustment	—				—				(0.4)
Facility related	—				(0.4)				—

	$0.6				$0.9				$(0.3)

(3)	For the quarters ended December 31, 2013, September 29, 2013 and December 31, 2012, adjustment to record income taxes on a cash basis.

(4)	For the quarters ended December 31, 2013, September 29, 2013 and December 31, 2012, Interest and other included non-cash convertible debt interest expense. For the quarter ended December 31, 2013, Interest and other included a gain from the sale of an equity investment.

(5)	For the quarter ended September 29, 2013, the calculation of non-GAAP diluted earnings per share gives benefit to the Company’s call option on its stock for 34.7 million shares at $5.48. As a result 18.7 million shares have been included in non-GAAP diluted shares and net interest expense of $2.3 million has been added back to non-GAAP net income for the non-GAAP diluted earnings per share calculation.

	Years Ended
	December 31, 2013	% of Net Revenues			December 31, 2012	% of Net Revenues
Net Revenues	$1,427.9				$1,656.8
Gross profit - GAAP	$808.8	56.6%			$886.0	53.5%
Pension mark-to-market adjustments (1)	(3.1)	-0.2%			9.0	0.5%
Inventory step-up	—	—			6.1	0.4%

Gross profit - non-GAAP	$805.7	56.4%			$901.1	54.4%
Income from operations - GAAP	$190.7	13.4%			$287.4	17.3%
Acquired intangible asset amortization	72.4	5.1%			73.5	4.4%
Restructuring and other (2)	2.1	0.1%			(7.7)	-0.5%
Pension mark-to-market adjustments (1)	(10.4)	-0.7%			23.3	1.4%
Inventory step-up	—	—			6.1	0.4%

Income from operations - non-GAAP	$254.8	17.8%			$382.6	23.1%

			Net Income per Common Share				Net Income per Common Share
	December 31, 2013	% of Net Revenues	Basic	Diluted	December 31, 2012	% of Net Revenues	Basic	Diluted
Net income - GAAP	$164.9	11.5%	$0.86	$0.70	$217.0	13.1%	$1.16	$0.94
Acquired intangible asset amortization	72.4	5.1%	0.38	0.31	73.5	4.4%	0.39	0.35
Income tax adjustment (3)	4.8	0.3%	0.03	0.02	11.5	0.7%	0.06	0.06
Interest and other (4)	(18.4)	-1.3%	(0.10)	(0.08)	13.8	0.8%	0.07	0.07
Restructuring and other (2)	2.1	0.1%	0.01	0.01	(7.7)	-0.5%	(0.04)	(0.04)
Pension mark-to-market adjustments (1)	(10.4)	-0.7%	(0.05)	(0.04)	23.3	1.4%	0.12	0.11
Inventory step-up	—	—	—	—	6.1	0.4%	0.03	0.03
Convertible share adjustment (5)	—	—	—	0.14	—	—	—	0.15

Net income - non-GAAP	$215.4	15.1%	$1.13	$1.06	$337.5	20.4%	$1.81	$1.67

GAAP and non-GAAP weighted average common shares—basic	190.8				186.9
GAAP weighted average common shares—diluted	235.6				230.2
Exclude dilutive shares from convertible note	(23.3)				(22.4)

Non-GAAP weighted average common shares—diluted (5)	212.3				207.8

(1) Actuarial (gains) losses recognized under GAAP in accordance with the Company’s mark-to-market pension accounting.
(2) Restructuring and other consists of:

	Years Ended
	December 31, 2013				December 31, 2012
Employee severance	$2.5				$1.1
Facility related	(0.4)				—
Contingent consideration fair value adjustment	—				(8.8)

	$2.1				$(7.7)

(3)	For the years ended December 31, 2013 and 2012, adjustment to record income tax provision on a cash basis.

(4)	For the years ended December 31, 2013 and 2012, Interest and Other included non-cash convertible debt interest expense. For the year ended December 31, 2013, Interest and Other included a gain from the sale of an equity investment.

(5)	For the years ended December 31, 2013 and 2012, the calculation of non-GAAP diluted earnings per share gives benefit to the Company’s call option on its stock for 34.7 million shares at $5.48. As a result, 18.8 million and 17.4 million shares have been included in non-GAAP diluted shares and net interest expense of approximately $9.4 million and $9.3 million, respectively, has been added back to non-GAAP net income for the non-GAAP diluted earnings per share calculation.

GAAP to Non-GAAP Reconciliation of First Quarter 2014 guidance:

GAAP and non-GAAP first quarter revenue guidance:	$300 million	to	$330 million

GAAP net loss per diluted share	$(0.09)		$(0.03)

Exclude acquired intangible asset amortization	0.09		0.09
Exclude non-cash convertible debt interest	0.02		0.02
Exclude CEO equity charge (6)	0.03		0.03
Adjustment to record income taxes on a cash basis	(0.03)		(0.03)

Non-GAAP net income per diluted share	$0.02		$0.09

(6)	CEO equity charge reflects the modification of Mr. Bradley’s outstanding equity awards to allow continued vesting and the original term in connection with his retirement.

For press releases and other information of interest to investors, please visit Teradyne’s homepage at http://www.teradyne.com.

Contact:	Teradyne, Inc.
Andy Blanchard 978-370-2425
Vice President of Corporate Relations